SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                             E-TREND NETWORKS, INC.
                (Name of Registrant As Specified in its Charter)

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


                             E-TREND NETWORKS, INC.
                              5919 3rd Street S.E.
                         Calgary, Alberta T2H 1K3 Canada

                              INFORMATION STATEMENT
            CORPORATE ACTION TO BE TAKEN EFFECTIVE FEBRUARY 19, 2002

                                  INTRODUCTION

This Information Statement will be first sent or given to shareholders on or about January 28, 2002, in connection with corporate action to be taken effective February 19, 2002. E-Trend Networks, Inc. (the "Company") has adopted an amendment to its Certificate of Incorporation, which has an effective date of February 19, 2002.

**WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.**

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

Shareholders of the Company have adopted the amendment to the Certificate of Incorporation by means of a written consent dated January 14, 2002. On that date, 5,212,702 shares of Common Stock were issued and outstanding.

VOTING RIGHTS AND REQUIREMENTS

Consent from the holders of a majority of the shares outstanding was required to adopt the amendment to the Certificate of Incorporation.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information, as January 14, 2002, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by directors and officers of the Company, both individually and as a group:

                                                    SHARES OWNED BENEFICIALLY
BENEFICIAL OWNERS                                         AND OF RECORD                  PERCENT OF CLASS (1)<F1>

VHQ Entertainment Inc.                                        2,000,000                          38.4%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Sara Hallitex Corporation (2)<F2>                              500,000                           9.6%
4344 Promenade Way No. 102P
Marina Del Rey, CA 90292-6281

Gregg C. Johnson                                             415,905 (3)<F3>                     7.8%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Trevor M. Hillman                                            410,000 (3)<F3>                     7.7%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Ayaz Kara                                                      12,500                            0.2%

Michael McKelvie                                              8,333 (4)<F4>                      0.2%




E-Trend Networks, Inc. Information Statement - Page 1 of 2


                                                    SHARES OWNED BENEFICIALLY
BENEFICIAL OWNERS                                         AND OF RECORD                  PERCENT OF CLASS (1)<F1>

Sean L. Krause                                                   -0-                              --

Robert G. Taylor                                                 -0-                              --

Officers and directors as a group                            20,833 (4)<F4>                      0.4%
(4 persons)
----------

(1)<F1> Based on 5,212,702 shares outstanding. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from January 14, 2002, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)<F2>  Sara Hallitex Corporation is owned and controlled by Garrett Krause.

(3)<F3>  Includes 100,000 shares issuable upon exercise of stock options.

(4)<F4>  Includes 8,333 shares issuable upon exercise of stock options.

Changes in Control

As of December 26, 2001, each of Messrs. Johnson and Hillman sold 250,000 shares to The Game Holdings, Ltd. As of January 14, 2002, the shares had not been transferred into the name of The Game Holdings, Ltd. On December 26, 2001, VHQ Entertainment executed an agreement sell its 2,000,000 shares to The Game Holdings, Ltd. That transaction has not yet been fully consummated. The Game Holdings, Ltd. is controlled by Garrett Krause. The Game Holdings, Ltd. intends to transfer these shares to another entity in which Mr. Krause acts as managing director. Upon completion of these transactions, Mr. Krause will own beneficially 57.6% of the outstanding shares of the Company.


AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Company has determined to amend its Certificate of Incorporation by changing its name to Wilmington Rexford, Inc.

Management believes that this new name will more clearly reflect the Company's determination to diversify its operations into five different disciplines.








E-Trend Networks, Inc. Information Statement - Page 2 of 2